Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Synthetic Biologics, Inc.
Rockville, MD

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-180562, 333-189794, 333-188219 and 333-156973) and Form S-8 (Nos. 333-192355, 333-170858 and 333-148764) of our report dated March 16, 2015, relating to the consolidated financial statements and the effectiveness of Synthetic Biologics, Inc.’s Internal Control over Financial Reporting, appearing in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

Troy, MI
March 16, 2015